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                                 Exhibit (5)(d)

                      MASTER FEEDER PARTICIPATION AGREEMENT

                                     BETWEEN

                  STATE STREET RESEARCH MASTER INVESTMENT TRUST

                                       AND

                            STATE STREET MASTER FUNDS

                                   DATED AS OF

                               September 1, 2000
                               -----------------


                                    AGREEMENT

       THIS AGREEMENT is made and entered into as of the 1st day of September, 2000, by and between State Street Research Master Investment Trust, on behalf of State Street Research Equity Index Fund (the "Fund") and State Street Master Funds, a trust organized under the common law of the Commonwealth of Massachusetts, on behalf of its State Street Equity 500 Index Portfolio (the "Portfolio").

                                   WITNESSETH

       WHEREAS, the Fund and the Portfolio are each series of open-end management investment companies and the Fund and the Portfolio have the same investment objectives and substantively the same investment policies;

       WHEREAS, the Fund desires to invest all of the its investable assets in the Portfolio in exchange for a beneficial interest in the Portfolio (the "Investment") on the terms and conditions set forth in this Agreement;

       NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                        I
                                 THE INVESTMENT

       1.1 The Fund will invest all of its investable assets in the Portfolio and, in exchange therefor, the Portfolio agrees to issue to the Fund a beneficial interest in the Portfolio equal in value to the net value of the assets of the Fund conveyed to the Portfolio (the "Account"). The Fund may add to or reduce its investment in the Portfolio in the manner described in the Portfolio's registration statement on Form N-1A, as it may be amended from time to time (the "Portfolio's N-1A"). The Fund's aggregate interest in the Portfolio would then be recomputed in accordance with the method described in the Portfolio's N-1A.

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       1.2    On each date of Investment, the Fund shall authorize the Fund's custodian to deliver all of the assets held by such custodian to the Portfolio's custodian. The Portfolio's custodian shall acknowledge its acceptance of the assets. In addition, each party shall deliver to the other such bills of sale, checks, assignments, securities instruments, receipts or other documents as such other party or its counsel may reasonably request.


                                       II
                         REPRESENTATIONS AND WARRANTIES

       2.1 The Fund represents and warrants to the Portfolio (which representations and warranties shall be deemed made at and as of this date and at and as of all times when this Agreement is in effect) that:

              (a) The Fund is a series of State Street Research Master Investment Trust, which is a trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts and has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

              (b) The execution and delivery of this Agreement by the Fund and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Fund by its Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Fund, the performance by the Fund of its obligations hereunder and the consummation by the Fund of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Fund and constitutes a legal, valid and binding obligation of the Fund, enforceable against it in accordance with its terms.

              (c) The Fund is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code (the "Bankruptcy Code") or similar case within the meaning of Section 368(a) (3) (A) of the Bankruptcy Code.

              (d)    The fiscal year end for the Fund is December 31.

              (e) The Fund has duly filed all forms, reports, proxy statements and other documents (collectively, the "SEC Filings") required to be filed under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") or the Investment Company Act of 1940 (the "1940 Act" and, together with the 1933 Act and the 1934 Act, the "Securities Laws") in connection with the registration of its shares, any meetings of its shareholders and its registration as an investment company. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder, and did not at the time of their filing contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (f) The Fund has duly registered as a series of an open-end management investment company under the 1940 Act and the Fund and its shares are registered or qualified in any states where such registration or qualification is necessary and such registrations or qualifications are in full force and effect. The Fund is and will at all times when it owns or purchases interests in the Portfolio be registered as a series of an open-end investment company under the 1940 Act.

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              (g)    The Fund understands and agrees that the beneficial
interests in the Portfolio (the "Interests") have not been registered and will not be registered under the 1933 Act or any state securities law, and that the Interests offered and the offering of the Interests have not been approved, disapproved, or passed on by any federal or state regulatory agency or commission, securities or commodities exchange, or other self-regulatory organization. The sale of interests is being made privately by the Portfolio pursuant to the private placement exemption from registration provided by
Section 4(2) of the 1933 Act.

              (h) The Fund acknowledges that it has received copies of the Offering Memorandum of the Portfolio (the "Memorandum") and of the Portfolio's Declaration of Trust and By-Laws.

              (i) The Interests subscribed for will be acquired solely by and for the account of the Fund, solely for investment, and are not being purchased for resale or distribution. The Fund has no existing or contemplated agreement or arrangement with any person to sell, exchange, transfer, assign, pledge, or otherwise dispose of the Interests. The Fund acknowledges and agrees that the Interests are non-transferable.

              (j) The Fund has relied solely upon the Memorandum, the advice of its tax or other advisers, and independent investigations made by the Fund in purchasing the Interests. No representations or agreements other than those set forth in the Memorandum have been made to the Fund by the Portfolio.

              (k) The Fund agrees to notify the Portfolio promptly if there is any change with respect to any of the information, representations, or warranties contained herein and to provide such further information as the Portfolio may reasonably request.

       2.2 The Portfolio represents and warrants to the Fund (which representations and warranties shall be deemed made at and as of all times when this Agreement is in effect) that:

              (a) The Portfolio is a series of the State Street Master Funds, a trust duly organized and validly existing under the Commonwealth of Massachusetts and has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

              (b) The execution and delivery of this Agreement by the Portfolio and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Portfolio by its Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Portfolio, the performance by the Portfolio of its obligations hereunder and the consummation by the Portfolio of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Portfolio and constitutes a legal, valid and binding obligation of the Portfolio, enforceable against it in accordance with its terms.

              (c) The issuance by the Portfolio of the Interests in exchange for the Investment by the Fund of its assets has been duly authorized by all necessary action on the part of the Board of Trustees of the Portfolio. When issued in accordance with the terms of this Agreement, the Interests will be validly issued, fully paid and non-assessable by the Portfolio.

              (d) The Portfolio is not under the jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

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              (e)    The fiscal year end of the Portfolio is December 31.

              (f) The Portfolio has duly filed all SEC Filings required to be filed with the SEC pursuant to the 1934 Act and the 1940 Act in connection with any meetings of its investors and its registration as an investment company. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Portfolio has provided the Fund with all information about the Portfolio material to a decision to purchase the Interests.

              (g) The Portfolio is duly registered as a series of an open-end management investment company under the 1940 Act and such registration is in full force and effect. The Portfolio will at all times when the Fund owns Interests in the Portfolio be registered as an open-end investment company under the 1940 Act.

              (h)    At all times when the Fund owns interests in the Portfolio,
(i) the Portfolio will be treated as a partnership as defined in Sections 7701(a)(2) and 761(a) of the Code; (ii) the Portfolio will not be treated as a publicly traded partnership taxable as a corporation under the rules of Section 7704 of the Code; and (iii) the Portfolio will be treated as a partnership for Massachusetts income and corporate excise tax purposes, as defined in 830 CMR 62.5A.1(2).


                                       III
                                    COVENANTS

       3.1    The Fund covenants that:

              (a) The Fund will own no investment security other than its Account in the Portfolio and incidental cash items for all periods during which this Agreement is in effect.

              (b) If requested to vote on matters pertaining to the Portfolio, the Fund will (i) call a meeting of shareholders of the Fund for the purpose of seeking instructions from shareholders regarding such matters, (ii) vote the Fund's Interests proportionally as instructed by Fund shareholders, and
(iii) vote the Fund's Interests with respect to the shares held by Fund shareholders who do not give voting instructions in the same proportion as the shares of Fund shareholders who do give voting instructions. The Fund will hold each such meeting of Fund shareholders in accordance with a timetable reasonably established by the Portfolio. The Portfolio shall be responsible for all costs incurred by the Fund in connection with any such meeting, including expenses of counsel to the Fund to draft or review any related proxy solicitation materials or other documents or address any related issues.

              (c) The Fund will furnish the Portfolio, at least five (5) business days prior to filing or first use, as the case may be, with drafts of amendments to its registration statement on Form N-lA, and prospectus supplements or amendments relating to changes in investment policies of the Fund. The Fund will furnish the Portfolio with any proposed advertising or sales literature relating to the Fund at least one (1) business day prior to filing or first use; provided, however, that such advance notice shall not be required for advertising or sales literature that merely references the name of the Fund or which is substantially similar to previously cleared material. The Fund agrees that it will include in all such Fund documents any disclosures that may be required by law and it will include in all such Fund documents any material comments reasonably made by the Portfolio and its counsel. The Portfolio will, however, in no way be liable for any errors or omissions in such documents, whether or not it makes any objection

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thereto, except to the extent such errors
or omissions result from information provided in writing by the Portfolio. The Fund will not make any other written or oral representation about the Portfolio without its prior written consent.

       3.2    The Portfolio covenants that:

              (a) It will furnish the Fund with drafts of amendments to its registration statement on Form N-1A, prospectus supplements and amendments relating to changes in investment policies of the Portfolio, and amendments to the Memorandum. Such material shall be provided sufficiently in advance of first use that the Fund will have reasonable opportunity to make any necessary supplements or amendments to its own registration statement on Form N-1A, and in no event less than five (5) business days prior to filing or first use, as the case may be.

              (b) It will assist the Fund and provide all information concerning the Fund's Investment and Interest in the Portfolio as needed to enable the Fund to prepare, file and/or distribute daily net asset values for the Fund, shareholder reports, Trustee reports, proxy materials, registration statements, tax returns and statements, and similar reports and documents. The assistance and information shall be provided in accordance with a reasonable schedule established by the Fund.

              (c) The Portfolio shall assure that the Fund's Interest is liquid at all times. The Portfolio shall redeem the Fund's Interest upon one business day's notice from the Fund with payment in two business days in cash and/or in-kind with securities, as requested by the Fund. The Portfolio's obligation to assure liquidity is in addition to any other obligation the Portfolio may have while registered under the 1940 Act.

       3.3    Indemnification by Fund.

              (a) Fund will indemnify and hold harmless the Portfolio, and its respective trustees, directors, officers and employees and each other person who controls the Portfolio, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each, a "Liability" and collectively, the "Liabilities") (including the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, which

                     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, any prospectus, or any amendment thereof or supplement thereto, or any advertisement or sales literature, or any other document or publication filed, created, or published or otherwise disseminated by the Fund, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Fund will not be liable in any such case to the extent that such Liability arises out of or is based upon any untrue statement or omission in or from any thereof in reliance upon and in conformity with written information furnished to the Fund by the Portfolio specifically for use therein (for this purpose, information of any kind contained in any filing by the Portfolio or Trust with the Securities and Exchange Commission being deemed to have been so furnished to the Fund);

                     (ii) result from the failure of any representation or warranty made by the Fund to be accurate when made or the failure of the Fund to perform any covenant contained herein or to otherwise comply with the terms of this Agreement; or

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                     (iii)  arise out of any failure of the Fund or any
director, officer, employee or agent of Fund, to comply with any applicable law;

provided, however, that in no case shall the Fund be liable with respect to any claim made against any Covered Person unless the party shall have notified the Fund in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of the Adviser, the Portfolio or a Covered Person. Failure to notify the Fund of such claim shall not relieve it from any liability that it may have to any party otherwise than on account of the indemnification contained in this Section.

              (b) The Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Fund and reasonably acceptable to the Portfolio. In the event the Fund elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the Fund shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person and the Fund, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Fund, in which case the Fund shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The Fund shall not be liable to indemnify any Covered Person for any settlement of any claim effected without the Fund's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Fund might otherwise have to a Covered Person.

       3.4    Indemnification by the Portfolio.

              (a) The Portfolio will indemnify and hold harmless the Fund, its respective trustees, officers and employees and each other person who controls the Fund, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each, a "Liability" and collectively, the "Liabilities") (including the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, whether incurred directly by the Fund or through the Fund's Investment in the Portfolio, which

                     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Portfolio's Memorandum, N-1A, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Portfolio will not be liable in any such case to the extent that any such Liability arises out of or is based upon any untrue statement or omission in or from the Portfolio's Memorandum or N-1A in reliance upon and in conformity with written information furnished to the Portfolio by the Fund specifically for use therein (for this purpose, information of any kind contained in any filing by the Fund with the Securities and Exchange Commission being deemed to have been so furnished to the Portfolio);

                     (ii) arise out of or are based upon a materially inaccurate calculation of the Portfolio's net asset value (whether by the Portfolio or any party retained for that purpose);

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                     (iii)  result from the failure of any representation or
warranty made by the Portfolio to be accurate when made or the failure of the Portfolio to perform any covenant contained herein or to otherwise comply with the terms of this Agreement; or

                     (iv) arise out of any failure of the Portfolio or any director, officer, employee or agent of the Portfolio, to comply with applicable law;

                     (v) arise out of any claim that the use of the names "Standard & Poor's," "S&P," "Standard & Poor's 500," "S&P 500" or 500" by the Portfolio or the Fund violates any license or infringes upon any trademark; provided, however, that in no case shall the Portfolio be liable with respect to any claim made against any such Covered Person unless such Covered Person shall have notified the Portfolio in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person or any federal, state or local tax deficiency has come to the attention of the Fund or a Covered Person. Failure to notify the Portfolio of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this paragraph.

              (b) The Portfolio will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Portfolio elects to assume the defense, such defense shall be conducted by counsel chosen by the Portfolio and reasonably acceptable to the Fund. In the event that the Portfolio elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the Portfolio shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person and the Portfolio, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Portfolio, in which case the Portfolio shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The Portfolio shall not be liable to indemnify any Covered Person for any settlement of any claim affected without the Portfolio's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Portfolio might otherwise have to a Covered Person.

       3.5 Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement and to carry out its intent and purpose.


                                       IV
                              ADDITIONAL AGREEMENTS

       4.1 Each party agrees that it shall hold in strict confidence all data and information obtained from the other party (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body or the Fund's or Portfolio's respective auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances.

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       4.2    No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law, provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.


                                        V
                        TERMINATION, AMENDMENT AND WAIVER

       5.1    Termination.

              (a) This Agreement may be terminated by the Fund upon five (5) business days notice to the Portfolio.

              (b) This Agreement may be terminated at any time by the Fund by withdrawing all of the Fund's Interest in the Portfolio.

              (c) This Agreement may be terminated on not less than 120 days' prior written notice by the Portfolio to the Fund.

              (d) This Agreement may be terminated at any time immediately upon written notice to the other parties in the event that formal proceedings are instituted against another party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding will have a material adverse impact on the terminating party.

              (e) The indemnification obligations set forth in Article III and the confidentiality provisions in Section 4.1 shall survive the termination of this Agreement.

       5.2 This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.


                                       VI
                               GENERAL PROVISIONS

       6.1 All notices and other communications given or made pursuant hereto shall to in writing and shall be deemed to have been duly given or made when actually received in person or by fax, or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:

If to the Fund:            c/o State Street Research & Management Company
                           One Financial Center
                           Boston, MA 02111
                           Attn:  General Counsel

If to the Portfolio:       State Street Master Funds
                           c/o State Street Bank and Trust Company
                           Two Avenue de Lafayette
                           Boston, MA 02111
                           Attn:  Julie Tedesco

Either party to this Agreement may change the identity of the person to receive notice by providing written notice thereof to all other parties to the Agreement.

       6.2 Unless stated otherwise herein, all costs and expenses associated with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

       6.3 The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       6.4 If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

       6.5 This Agreement and the agreements and other documents delivered pursuant hereto set forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporate or supersede all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein.

       6.6 Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns. Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of all other parties.

       6.7 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the choice of law or conflicts of law provisions thereof.

       6.8 This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

       6.9 Except as set forth in Article III with respect to Covered Persons, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

       6.10 Any uncertainty or ambiguity existing herein shall not presumptively be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

       6.11 Each party expressly acknowledges the provision in the Declaration of Trust of each of the Fund and the Portfolio limiting the personal liability of shareholders and the officers and trustees of the Fund and the Portfolio.

       6.12 The parties hereto agree and acknowledge that (a) the Fund has entered into this Agreement solely on its own behalf and that no other person (including, without limitation, any other series of State Street Research Master Investment Trust) shall have any obligation hereunder with respect to any liability of the Fund arising hereunder; (b) the Portfolio has entered into this Agreement solely on its own behalf and that no other series of the State Street Master Funds shall have any obligation hereunder with respect to any liability of the Portfolio arising hereunder; and (c) no series or feeder participant of the Portfolio shall be liable to any other series or feeder participant of the Portfolio.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

               State Street Research Master Investment Trust
               [on behalf of its series State Street Research Equity Index Fund]


               /s/ Darman A. Wing
               -----------------------------------------------------
               By: Darman A. Wing
                  --------------------------------------------------
               Its: Assistant Secretary
                   -------------------------------------------------

               State Street Master Funds


               /s/ Kathleen C. Cuocolo
               -----------------------------------------------------
               By: Kathleen C. Cuocolo
                  --------------------------------------------------
               Its: President
                   -------------------------------------------------
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